                                                                     Exhibit 3.6


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                      CONTRIBUTION AND CONVEYANCE AGREEMENT



                                  BY AND AMONG,



                              ATLAS AMERICA, INC.,
                                    AIC, LLC,
                              VIKING RESOURCES LLC,
                         ATLAS PIPELINE HOLDINGS GP, LLC

                                       AND
                          ATLAS PIPELINE HOLDINGS, L.P.





                           DATED AS OF JUNE ___, 2006







================================================================================

                               TABLE OF CONTENTS


                                   ARTICLE I
                                  DEFINITIONS


                                   ARTICLE II
                   CONTRIBUTION AND DISTRIBUTION TRANSACTIONS

Section 2.1      Distribution of Interests in MLP GP...........................3
Section 2.2      Contribution of Interests in MLP GP by MLP GP Owners to
                   Atlas Holdings..............................................3
Section 2.3      Public Cash Contribution......................................3
Section 2.4      Payment of Transaction Expenses by Atlas Holdings.............3
Section 2.5      Issuance of New Certificates..................................3
Section 2.6      Certificate Legends...........................................3

                                  ARTICLE III
                            ADDITIONAL TRANSACTIONS

Section 3.1      Over-Allotment Option.........................................4
Section 3.2      Redemption of Common Units by Atlas Holdings..................4

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

Section 4.1      Representations and Warranties of Atlas America...............4

                                   ARTICLE V
                               FURTHER ASSURANCES


                                   ARTICLE VI
                                 EFFECTIVE TIME


                                  ARTICLE VII
                                INDEMNIFICATION

Section 7.1      Indemnification by Atlas America..............................6
Section 7.2      Indemnification by Atlas Holdings.............................6
Section 7.3      Indemnification Procedure.....................................6

                                  ARTICLE VIII
                                 MISCELLANEOUS

Section 8.1      Order of Completion of Transactions...........................8
Section 8.2      Costs.........................................................8
Section 8.3      Headings; References; Interpretation..........................8
Section 8.4      Successors and Assigns........................................8
Section 8.5      No Third Party Rights.........................................8
Section 8.6      Counterparts..................................................8
Section 8.7      Governing Law.................................................9
Section 8.8      Severability..................................................9
Section 8.9      Amendment or Modification.....................................9
Section 8.10     Integration...................................................9
Section 8.11     Deed; Bill of Sale; Assignment................................9

                     CONTRIBUTION AND CONVEYANCE AGREEMENT

         This Contribution and Conveyance Agreement, dated as of June ___, 2006 (this "Contribution Agreement"), is by and among Atlas Pipeline Holdings, L.P., a Delaware limited partnership ("Atlas Holdings"), Atlas Pipeline Holdings GP, LLC, a Delaware limited liability company ("Holdings GP"), Atlas America, Inc., a Delaware corporation ("Atlas America"), AIC, LLC, a Delaware limited liability company ("AIC") and Viking Resources LLC, a Delaware limited liability company ("Viking"). The above-named entities are sometimes referred to in this Contribution Agreement each as a "Party" and collectively as the "Parties." Capitalized terms used herein shall have the meanings assigned to such terms in
Section 1.1.

                              W I T N E S S E T H:

         WHEREAS, AIC, Viking and Atlas America (each an "MLP GP Owner" and, the owners together known as the "MLP GP Owners") currently own a 39.36%, 23.56% and 37.08% interest, respectively, in Atlas Pipeline Partners GP, LLC, a Delaware limited liability company and the general partner of the MLP ("MLP GP");

         WHEREAS, Holdings GP and Atlas America have formed Atlas Holdings pursuant to the Delaware Revised Uniform Limited Partnership Act (the "Delaware LP Act") for the purpose of facilitating the Offering and, with respect to the MLP GP Owners, transferring the economic benefits of their existing ownership interests in the MLP GP to Atlas Holdings in order to promote the long-term growth opportunities of the Parties;

         WHEREAS, in order to accomplish the objectives and purposes in the preceding recital, each of the following actions has been taken prior to the date hereof:

         1. Atlas America formed Holdings GP under the terms of the Delaware Limited Liability Company Act (the "Delaware LLC Act") and contributed $1,000 to Holdings GP in exchange for all of the member interests in Holdings GP.

         2. Holdings GP and Atlas America formed Atlas Holdings under the terms of the Delaware LP Act and Holdings GP contributed $.01 for a .001% general partner interest and Atlas America contributed $999.99 to Atlas Holdings in exchange for a 99.999% limited partner interest.

         WHEREAS, concurrently with the consummation of the transactions contemplated hereby, each of the following shall occur:

         1. AIC and Viking will distribute their interests in the MLP GP to Atlas America;

         2. Atlas America will then contribute its 100% interest in the MLP GP to Atlas Holdings in exchange for 17,500,000 units ("Common Units") representing limited partner interests aggregating an 82.9% limited partner interest in Atlas Holdings, and the right to receive the net proceeds of the public offering, in part as a reimbursement of certain capital expenditures incurred with respect to the MLP GP.

         3. In connection with Atlas Holdings' Offering, the public, through the Underwriters, will contribute $____________ in cash to Atlas Holdings less the Underwriters' discounts and commissions of $_____________ (the "Spread") and a structuring fee of $___________ in exchange for 3,600,000 Common Units representing a 17.1% limited partner interest in Atlas Holdings.

         4. Atlas Holdings will pay transaction expenses pursuant to the transactions contemplated by this agreement in the amount of approximately $______ (exclusive of the Underwriters' Spread and the structuring fee), and will distribute the balance of the proceeds from the Offering to Atlas America.

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

         The terms set forth below in this Article I shall have the meanings ascribed to them below or in the part of this Contribution Agreement referred to below:

         "Business Day" means any day other than a Saturday, a Sunday or any other day when banks are not open for business generally in the State of Delaware.

         "Commission" means the U.S. Securities and Exchange Commission.

         "Common Units" means the common units of Atlas Holdings, representing limited partner interests.

         "Closing" means the closing of the transactions contemplated pursuant to the Contribution Agreement.

         "Delaware LLC Act" means the Limited Liability Company Act of the State of Delaware, as amended and any successor to such act.

         "Delaware LP Act" means the Delaware Revised Uniform Limited Partnership Act, as amended and any successor to such act.

         "Effective Time" means immediately prior to the closing under the Underwriting Agreement.

         "Offering" means the initial public offering of the Common Units contemplated by the Registration Statement.

         "Person" means an individual, corporation, partnership (limited or general), limited liability company, trust, joint stock company, Governmental Authority, unincorporated association or other legal entity.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Underwriters" means those of the underwriting syndicate as referenced in the Underwriting Agreement between Lehman Brothers Inc., as representative of the Underwriters, Atlas Holdings and Holdings GP, dated as of June __, 2006.

                                   ARTICLE II
                   CONTRIBUTION AND DISTRIBUTION TRANSACTIONS

         SECTION 2.1 DISTRIBUTION OF INTERESTS IN MLP GP. AIC and Viking hereby distribute, grant, bargain, assign, transfer, set over and deliver to Atlas America, its successor and assigns, for its and their own use forever, a 39.36% and 23.56% member interest in the MLP GP, respectively, and Atlas America hereby accepts such member interest in the MLP GP.

         SECTION 2.2 CONTRIBUTION OF INTERESTS IN MLP GP BY ATLAS AMERICA TO ATLAS HOLDINGS. Atlas America hereby grants, contributes, bargains, assigns, transfers, sets over and delivers to Atlas Holdings, its successor and assigns, for its and their own use forever, a 100% member interest in the MLP GP (0.001% on behalf of Holdings GP) (the "Transferred Assets") in exchange for (a) 17,500,000 units representing limited partner interests with an aggregate 82.9% interest in Atlas Holdings and (b) the right to receive the net proceeds of the Offering, in part as a reimbursement of certain capital expenditures made with respect to MLP GP.

         SECTION 2.3 PUBLIC CASH CONTRIBUTION. The Parties acknowledge a capital contribution by the public through the Underwriters to Atlas Holdings of $______________ in cash, ($_____________ after the Underwriters' Spread of $_______________ and payment of the structuring fee of $____________) in exchange for 3,600,000 Common Units representing a 17.1% interest in Atlas Holdings.

         SECTION 2.4 PAYMENT OF TRANSACTION EXPENSES BY ATLAS HOLDINGS. The Parties acknowledge (a) the payment by Atlas Holdings, in connection with the transactions contemplated hereby, of transaction expenses in the amount of approximately $1,200,000 (exclusive of the Underwriters' Spread and the structuring fee) and (b) the distribution by Atlas Holdings of its remaining cash of approximately $_______________ to Atlas America, in part as a reimbursement of certain capital expenditures incurred with respect to the MLP GP.

         SECTION 2.5 ISSUANCE OF NEW CERTIFICATES. At the Closing, Atlas Holdings shall issue to Atlas America a certificate or certificates representing the number of Common Units to be issued to Atlas America pursuant to Section
2.2. Each such certificate shall be registered in the name of the Person or Persons specified by the recipient thereof to Atlas Holdings in writing at least two Business Days prior to the Closing.

         SECTION 2.6 CERTIFICATE LEGENDS. The certificates evidencing Common Units delivered pursuant to Section 2.2 shall bear a legend substantially in the form set forth below and containing such other information as Atlas Holdings may deem necessary or appropriate:

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS OR PURSUANT TO AN EXEMPTION THEREFROM WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS LIMITED PARTNERSHIP, IS AVAILABLE.

                                  ARTICLE III
                            ADDITIONAL TRANSACTIONS

         SECTION 3.1 OVER-ALLOTMENT OPTION. The Parties acknowledge that in the event the option to purchase additional Common Units is exercised in whole or in part by the Underwriters (the "Option"), the public, through the Underwriters, will contribute additional cash to Atlas Holdings in exchange for up to an additional 540,000 Common Units.

         SECTION 3.2 REDEMPTION OF COMMON UNITS BY ATLAS HOLDINGS. The Parties acknowledge, in the event that the Option is exercised in whole or in part by the Underwriters, Atlas Holdings will use the net proceeds from the issuance of such additional Common Units to redeem a number of Common Units from Atlas America equal to the number of Common Units issued pursuant to the exercise of the Option at a redemption price equal to the same net price received by Atlas Holdings from the Underwriters.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.1 REPRESENTATIONS AND WARRANTIES OF ATLAS AMERICA. Atlas America hereby represents and warrants to Atlas Holdings as follows as of the date of this Contribution Agreement:

                  (a) Atlas America has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware, with all corporate power and authority necessary to own or hold its properties and conduct the businesses in which it is engaged and, to execute and deliver this Contribution Agreement and to consummate the transactions contemplated hereby.

                  (b) As of the date of this Contribution Agreement, following the consummation of the transaction described in Section 2.1, Atlas America owns 100% of the issued and outstanding member interests in the MLP GP; such member interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the MLP GP, as amended and/or restated on or prior to the date on which the Offering is consummated (the "Closing Date") or any settlement date, and Atlas America owns such member interests free and clear of all liens, encumbrances, security interests, equities, charges or claims.

                  (c) All corporate action required to be taken by Atlas America or any of its securityholders for the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement has been validly taken.

                  (d) None of the (i) the execution, delivery and performance of this Agreement by Atlas America, or (ii) consummation of the transactions contemplated hereby (A) conflicts or will conflict with or constitutes or will constitute a violation of its certificate of incorporation or bylaws, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which Atlas America is a party or by which Atlas America or any of its properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any Governmental Authority or body having jurisdiction over Atlas America, or any of its properties or assets, or (D) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Atlas America, which conflicts, breaches, violations, defaults or liens, in the case of clauses (B) or (D), would, individually or in the aggregate, have a material adverse effect on (i) the transactions contemplated by this Agreement or (ii) the ownership and use by Atlas Holdings of the Transferred Assets at or after the Effective Time (a "Material Adverse Effect"). "Governmental Authority" means (i) the United States of America, (ii) any state, province, county, municipality or other governmental subdivision within the United States of America, and (iii) any court or any governmental department, commission, board, bureau, agency or other instrumentality of the United States of America, or of any state, province, county, municipality or other governmental subdivision within the United States of America.

                  (e) No permit, consent, approval, authorization, order, registration, filing or qualification (a "consent") of or with any Governmental Authority or body having jurisdiction over Atlas America or any of its properties is required in connection with (i) the execution, delivery and performance of this Agreement by Atlas America, or (ii) the consummation by Atlas America of the transactions contemplated by this Agreement, except for such consents that have been obtained.

                                   ARTICLE V
                               FURTHER ASSURANCES

         From time to time after the Effective Time, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Contribution Agreement, or which are intended to be so granted, or (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Contribution Agreement or intended so to be and to more fully and effectively carry out the purposes and intent of this Contribution Agreement.

                                   ARTICLE VI
                                 EFFECTIVE TIME

         Notwithstanding anything contained in this Contribution Agreement to the contrary, none of the provisions of Article II or Article III of this Contribution Agreement shall be operative or have any effect until the Effective Time, at which time all the provisions of Article II and Article III of this Contribution Agreement shall be effective and operative in accordance with
Article VIII, without further action by any party hereto.

                                  ARTICLE VII
                                INDEMNIFICATION

         SECTION 7.1 INDEMNIFICATION BY ATLAS AMERICA. Subject to the other provisions of this Article VII, Atlas America shall indemnify, defend and hold harmless Atlas Holdings from and against any losses, damages, liabilities, claims, demands, causes of action, judgments, settlements, fines, penalties, costs and expenses (including, without limitation, court costs and reasonable attorney's fees and expert fees) of any and every kind and character ("Losses"), insofar as such Losses arise out of or are based upon:

                  (a) the failure of Atlas America to be the owner of the Transferred Assets as is necessary for Atlas Holdings to continue to own the Transferred Assets and to derive the benefits therefrom in accordance with the terms of such equity interests;

                  (b) the failure of Atlas America to have at the Effective Time on the Closing Date any consent or approval of a Governmental Authority necessary to allow transfer by Atlas America of the Transferred Assets; and

                  (c) all federal, state and local income tax liabilities attributable to the Transferred Assets allocable prior to the Effective Time on the Closing Date, including any such income tax liabilities of Atlas America that may result from the consummation of the transactions contemplated by this Contribution Agreement.

         SECTION 7.2 INDEMNIFICATION BY ATLAS HOLDINGS. Atlas Holdings shall indemnify, defend and hold harmless Atlas America from and against all Losses suffered or incurred by Atlas America arising out of or relating to the Transferred Assets, except with respect to matters for which Atlas Holdings is entitled to indemnification therefor under Section 7.1

         SECTION 7.3 INDEMNIFICATION PROCEDURE.

                  (a) As used in this Section 7.3, the term "Indemnifying Party" refers to Atlas America, in the case of any indemnification obligation arising under Section 7.1, and to Atlas Holdings, in the case of any indemnification obligation arising under Section 7.2; and the term "Indemnified Party" refers to Atlas Holdings, in the case of any indemnification obligation arising under Section 7.1, and to Atlas America, in the case of any indemnification obligation arising under
         Section 7.2.

                  (b) The Indemnified Party agrees that within a reasonable period of time after it becomes aware of facts giving rise to a claim for indemnification under this Article VII, it will provide notice thereof in writing to the Indemnifying Party, specifying the nature of and specific basis for such claim.

                  (c) The Indemnifying Party shall have the right to control, at its sole cost and expense, all aspects of the defense of (and any counterclaims with respect to) any claims brought against the Indemnified Party that are covered by the indemnification under this
         Article VII, including, without limitation, the selection of counsel, determination of whether to appeal any decision of any Governmental Authority and the settling of any such matter or any issues relating thereto; provided, however, that no such settlement shall be entered into without the consent of the Indemnified Party (which consent shall not be unreasonably withheld) unless it includes a full release of the Indemnified Party from such matter or issues, as the case may be.

                  (d) The Indemnified Party agrees to cooperate fully with the Indemnifying Party, with respect to (i) its pursuit of insurance coverage or recoveries with respect to the claims covered by the indemnification under this Article VII and (ii) all aspects of the defense of any claims covered by the indemnification under this Article VII, including, without limitation, the prompt furnishing to the Indemnifying Party of any correspondence or other notice relating thereto that the Indemnified Party may receive, permitting the name of the Indemnified Party to be utilized in connection with such defense, the making available to the Indemnifying Party of any files, records or other information of the Indemnified Party that the Indemnifying Party considers relevant to such defense and the making available to the Indemnifying Party of any employees of the Indemnified Party; provided, however, that in connection therewith the Indemnifying Party agrees to use reasonable efforts to minimize the impact thereof on the operations of the Indemnified Party and further agrees to maintain the confidentiality of all files, records, and other information furnished by the Indemnified Party pursuant to this Section 7.3. In no event shall the obligation of the Indemnified Party to cooperate with the Indemnifying Party as set forth in the immediately preceding sentence be construed as imposing upon the Indemnified Party an obligation to hire and pay for counsel in connection with the defense of any claims covered by the indemnification set forth in this Article VII provided, however, that the Indemnified Party may, at its own option, cost and expense, hire and pay for counsel in connection with any such defense. The Indemnifying Party agrees to keep any such counsel hired by the Indemnified Party informed as to the status of any such defense, but the Indemnifying Party shall have the right to retain sole control over such defense.

                  (e) In determining the amount of any Loss for which the Indemnified Party is entitled to indemnification under this Agreement, the gross amount of the indemnification will be reduced by (i) any insurance proceeds realized or to be realized by the Indemnified Party, and such correlative insurance benefit shall be net of any incremental insurance premium that becomes due and payable by the Indemnified Party as a result of such claim and (ii) all amounts recovered or recoverable by the Indemnified Party under contractual indemnities from third persons (together, the "Collateral Sources"). Each Indemnified Party agrees to use its good faith, reasonable best efforts at all times to seek recovery from Collateral Sources. If payment is not received by the Indemnified Party from Collateral Sources within 365 days after the commencement of the Indemnified Party's good faith, reasonable best efforts to obtain such payment, then the Indemnified Party shall be entitled to seek indemnification from the Indemnifying Party; provided, the Indemnified Party shall be entitled to seek indemnification hereunder at any time (i) to the extent any Loss is not reasonably likely after due investigation to be covered by a Collateral Source (whether due to a deductible, cap or otherwise) and (ii) if a Collateral Source is not reasonably expected after due investigation to have sufficient available net assets to cover such Losses. If, after any advance or payment by an Indemnifying Party hereunder, the Indemnified Party recovers any amounts from Collateral Sources with respect to the claim for which an Indemnifying Party has made payment, the Indemnified Party agrees to promptly refund and repay such amounts to the Indemnified Party.

                  (f) The date on which written notification of a claim for indemnification is received by the Indemnifying Party shall determine whether such claim is timely made within the limitations specified in
         Section 7.1. No claim for indemnification pursuant to Section 7.1(a) shall be brought or made unless, prior to thirty (30) days after the actual knowledge by the Indemnified Party of the Losses set forth in
         Section 7.1(a), the Indemnified Party shall have delivered to the Indemnifying Party a good faith written notice to the effect that the Indemnified Party has incurred Losses entitled to be indemnified against under Section 7.1(a), which notice specifies in reasonable detail the amount of such Losses and the nature and basis of such claim.

                                  ARTICLE VIII
                                 MISCELLANEOUS

         SECTION 8.1 ORDER OF COMPLETION OF TRANSACTIONS. The transactions provided for in Article II and Article III of this Contribution Agreement shall be completed immediately following the Effective Time in the following order: first, the transactions provided for in Article II shall be completed in the order set forth therein; and second, following the completion of the transactions as provided in Article II, the transactions, if they occur, provided for in Article III shall be completed.

         SECTION 8.2 COSTS. Atlas Holdings shall pay all expenses, fees and costs, including but not limited to, all sales, use and similar taxes arising out of the contributions, conveyances and deliveries to be made hereunder and shall pay all documentary, filing, recording, transfer, deed, and conveyance taxes and fees required in connection therewith. In addition, Atlas Holdings shall be responsible for all costs, liabilities and expenses (including court costs and reasonable attorneys' fees) incurred in connection with the implementation of any conveyance or delivery pursuant to Article VI.

         SECTION 8.3 HEADINGS; REFERENCES; INTERPRETATION. All Article and Section headings in this Contribution Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words "hereof," "herein" and "hereunder" and words of similar import, when used in this Contribution Agreement, shall refer to this Contribution Agreement as a whole, including, without limitation, all Schedules and Exhibits attached hereto, and not to any particular provision of this Contribution Agreement. All personal pronouns used in this Contribution Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word "including" following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation", "but not limited to", or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

         SECTION 8.4 SUCCESSORS AND ASSIGNS. The Contribution Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

         SECTION 8.5 NO THIRD PARTY RIGHTS. The provisions of this Contribution Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Contribution Agreement.

         SECTION 8.6 COUNTERPARTS. This Contribution Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.

         SECTION 8.7 GOVERNING LAW. This Contribution Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed wholly within such state without giving effect to conflict of law principles thereof.

         SECTION 8.8 SEVERABILITY. If any of the provisions of this Contribution Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Contribution Agreement. Instead, this Contribution Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Contribution Agreement at the time of execution of this Contribution Agreement.

         SECTION 8.9 AMENDMENT OR MODIFICATION. This Contribution Agreement may be amended or modified from time to time only by the written agreement of all the Parties. Each such instrument shall be reduced to writing and shall be designated on its face as an Amendment to this Contribution Agreement.

         SECTION 8.10 INTEGRATION. This Contribution Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to their subject matter. This document and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Contribution Agreement unless it is contained in a written amendment hereto executed by the parties hereto after the date of this Contribution Agreement.

         SECTION 8.11 DEED; BILL OF SALE; ASSIGNMENT. To the extent required and permitted by applicable law, this Contribution Agreement shall also constitute a "deed," "bill of sale" or "assignment" of the assets and interests referenced herein.


                            [signature pages follow]

         IN WITNESS WHEREOF, the parties to this Contribution Agreement have caused it to be duly executed as of the date first above written.

                                             ATLAS AMERICA, INC.


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                             AIC, LLC


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                             VIKING RESOURCES LLC


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                             ATLAS PIPELINE HOLDINGS GP, LLC


                                             By: Atlas America
                                                 its sole member


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                             ATLAS PIPELINE HOLDINGS, L.P.


                                             By: Atlas Pipeline Holdings GP, LLC
                                                 its general partner


                                             By: Atlas America
                                                 its sole member


                                             By:
                                                --------------------------------
                                                Name:
                                                Title: